Exhibit 99.2

Sigma Labs Announces Pricing of $4.5 Million Public Offering of Common Stock

SANTA FE, NM / ACCESSWIRE / January 8, 2021 / Sigma Labs, Inc. (NASDAQ:SGLB) (“Sigma Labs” or the “Company”), a leading developer of quality assurance software for the commercial metal 3D printing industry, today announced the pricing of an underwritten public offering of 1,488,507 shares of common stock at a public offering price of $3.00 per share. The Company has granted the underwriter a 30-day option to purchase up to an additional 223,276 shares of common stock. The offering is expected to close on or about January 12, 2021, subject to customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

The gross proceeds of the offering are expected to be approximately $4.5 million, prior to deducting underwriting discounts and commissions and estimated offering expenses and excluding the exercise of the underwriter’s option to purchase additional shares. Sigma Labs intends to use the net proceeds from this offering for the Company’s operations, including the development and marketing of the Company’s products and services and working capital and general corporate purposes.

The shares of common stock are being offered pursuant to an effective registration statement on Form S-3 (File No. 333-225377) that was filed with the U.S. Securities and Exchange Commission (“SEC”) on June 1, 2018 and declared effective on June 14, 2018. The shares of common stock may be offered only by means of a prospectus. A final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by email at placements@hcwco.com or by phone at (646) 975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sigma Labs

Sigma Labs Inc. is a leading provider of in-process quality assurance (IPQA®) software to the additive manufacturing industry. Sigma Labs specializes in the development and commercialization of real-time monitoring solutions known as PrintRite3D® for 3D metal advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies. Sigma Labs believes its software product will be a major catalyst for the acceleration and adoption of 3D metal printing. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended

(which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, but not limited to, statements with respect to the completion and use of proceeds of the underwritten public offering of common stock and the extent of funding of working capital costs. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, the satisfaction of customary closing conditions related to the underwritten public offering of common stock, Sigma Labs’ business and financial condition, and the impact of COVID-19, general economic, industry or political conditions in the United States or internationally. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see disclosures contained in Sigma Labs’ public filings with the SEC, including the “Risk Factors” in Sigma Labs’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus for this offering. and which may be viewed at www.sec.gov.

Contact:

Investor Contact:
Chris Tyson
Managing Director
MZ Group - MZ North America
949-491-8235
SGLB@mzgroup.us
www.mzgroup.us

Company Contact:
Steven Gersten
Sigma Internal IR
813-334-9745
investors@sigmalabsinc.com